Camber Energy, Inc. 8-K

Exhibit 99.1

Camber Energy Announces Receipt of Notice of Non-Compliance From NYSE American

SAN ANTONIO, Aug. 30, 2017 (GLOBE NEWSWIRE) -- Camber Energy, Inc. (NYSE American:CEI) (“Camber” or the “Company”), an independent oil and gas company, announces that on August 22, 2017, it was notified by the NYSE American (the “Exchange”) that the Company was not in compliance with certain of the Exchange’s continued listing standards as set forth in Section 1007 of the NYSE American Company Guide (the “Company Guide”) for failing to timely file its Form 10-Q for the period ended June 30, 2017.

Under the rules in the Company Guide, the Company shall have six months from the Filing Delinquency Date to file the Delinquent Report as well as subsequent reports to regain compliance. The Company’s management will continue its analysis on its plans regarding its Delinquent Financials.

The Company also reports that on August 25, 2017, its wholly owned subsidiary CATI Operating LLC (“CATI”) received a notice of default from its lender.   The letter demands that the full amount borrowed plus interest and outstanding fees, a total of $8,950,000, was due as a result of the loan maturity.  CATI has a cure period until September 11, 2017.   The loan is non-recourse to the Company. The Company is evaluating its plans on the CATI default.

Additionally, Camber has announced that it has closed its Houston office and moved its corporate headquarters to 4040 Broadway Street, Suite 425 San Antonio, Texas 78209.

The Company further announces that as it attempts to advance its cost-cutting initiatives and revenue enhancing objectives, the Company is continuing to evaluate all strategic alternatives.

About Camber Energy, Inc.

Based in San Antonio, Texas, Camber Energy (NYSE American:CEI) is a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids in the Hunton formation in Central Oklahoma in addition to the Austin Chalk and Eagle Ford formations in South Texas.

For more information, please visit the Company’s website at www.camber.energy.

Safe Harbor Statement and Disclaimer

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance.  A statement identified by the use of forward-looking words including “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements.  Although Camber believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release.  These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline which could cause Camber to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks relating to the absence or delay in receipt of government approvals or fourth party consents; and other risks described in Camber’s Annual Report on Form 10-K and other filings with the SEC, available at the SEC’s website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company's SEC filings are available at http://www.sec.gov.